Exhibit 99.1

GMS Enters into Agreement with The Home Depot to Be Acquired by SRS Distribution

TUCKER, Ga. – June 30, 2025 – GMS Inc. (NYSE: GMS) (the “Company”), a leading North American specialty building products distributor, today announced the Company has entered into a definitive agreement with The Home Depot®, the world's largest home improvement retailer, to be acquired by its specialty trade distribution subsidiary, SRS Distribution (“SRS”). Under the terms of the agreement, a subsidiary of SRS will commence a tender offer to acquire all outstanding shares of GMS common stock for $110.00 per share, for a total enterprise value (including net debt) of approximately $5.5 billion.

Since its founding in 1971, GMS has remained committed to providing outstanding service and adding value for customers by creating solutions to meet their needs. GMS has consistently executed with focus on the Company’s four strategic pillars: to expand sales of core products, grow complementary products, expand the Company’s platform and drive improved productivity and profitability. With the addition of GMS’ wallboard, ceilings, steel framing and complementary product categories, SRS will broaden its offerings for professional contractors.

John C. Turner Jr., President and Chief Executive Officer of GMS, and GMS’ senior leadership team, will continue to lead GMS as part of the SRS organization.

Mr. Turner said, “We are excited to join with SRS and The Home Depot, and we believe this transaction delivers significant value to our shareholders, customers, suppliers and team. Since GMS’ founding, we have never strayed from our commitment to be the best distributor in our end markets and provide outstanding service for our customers. We look forward to providing an even wider breadth of product and service offerings while delivering superior value to our professional contractor customers as part of SRS and The Home Depot family. I would like to thank the world-class GMS team, whose hard work and dedication have made this milestone possible. We are confident that this transaction positions GMS to capitalize on the promising opportunities ahead and accelerate our growth.”

John J. Gavin, Chair of GMS, added, “Following careful consideration of The Home Depot’s proposal, along with other potential opportunities for the Company, our Board determined that this transaction is in the best interests of GMS and all of our shareholders. Not only does this outcome deliver significant and certain value to our shareholders, but it also has the added benefit of bringing GMS together with The Home Depot and SRS, where we are confident our employees will flourish, our customers and suppliers will benefit from our increased offerings and resources, and we will honor the legacy of our founders who made all of this possible.”

Ted Decker, chair, president and CEO of The Home Depot, said “The Home Depot acquired SRS as a platform for growth, and SRS continues to demonstrate exceptional execution and strong performance. In the first year of working together, we’ve captured significant synergies, including cross-selling new products and service offerings to both Home Depot and SRS customers, advancing Home Depot’s enterprise trade credit program through the SRS platform, and many other initiatives designed to drive the customer value proposition and operational efficiency. This success gives us confidence that the addition of GMS to the SRS platform will allow us to create even greater value for our customers.”

“The combination of GMS and SRS will provide the residential and commercial professional contractor customer with more fulfillment and service options than ever before. Together, we’ll create a network of more than 1,200 locations and a fleet of more than 8,000 trucks capable of making tens of thousands of jobsite deliveries per day," said Dan Tinker, CEO of SRS. “GMS is an industry leader with a proven track record of growth, and we look forward to welcoming the entire GMS team to SRS and capturing the exciting opportunity ahead.”

Transaction Details and Closing

Under the terms of the merger agreement, a subsidiary of SRS will commence a cash tender offer to purchase all outstanding shares of GMS common stock for $110.00 per share, reflecting a total equity value of approximately $4.3 billion and implying a total enterprise value (including net debt) of approximately $5.5 billion. The $110.00 per-share consideration represents a premium of approximately 36% to GMS’ unaffected share price as of June 18, 2025.

The transaction is expected to close by the end of Home Depot’s current fiscal year (January 31, 2026), subject to customary closing conditions, including regulatory approvals and the tender of a majority of the shares of GMS common stock then outstanding (on a fully diluted basis).

If the tender offer is successfully completed, a wholly owned subsidiary of SRS will merge with and into GMS, and all of the outstanding shares of GMS that were not tendered in the tender offer will be converted into the right to receive the same $110.00 per share in cash offered to GMS shareholders in the tender offer.

The Home Depot expects to fund the transaction through cash on hand and debt.

Advisors

Jefferies LLC is acting as financial advisor and Alston & Bird LLP and Richards, Layton & Finger, P.A. are acting as legal advisor to GMS.

About GMS Inc.

Founded in 1971, GMS operates a network of more than 320 distribution centers with extensive product offerings of wallboard, ceilings, steel framing and complementary construction products. In addition, GMS operates nearly 100 tool sales, rental and service centers, providing a comprehensive selection of building products and solutions for its residential and commercial contractor customer base across the United States and Canada. The Company’s operating model combines the benefits of a national platform and strategy with a local go-to-market focus, enabling GMS to generate significant economies of scale while maintaining high levels of customer service.

About The Home Depot

The Home Depot is the world's largest home improvement specialty retailer. The company operates more than 2,350 retail stores, over 800 branches and more than 325 distribution centers that directly fulfill customer orders across all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands, Guam, 10 Canadian provinces and Mexico. The company employs over 470,000 associates. The Home Depot's stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor's 500 index.

About SRS Distribution

Founded in 2008 and headquartered in McKinney, Texas, SRS Distribution has grown to become one of the fastest-growing building products distributors in the United States. Since the Company’s inception, it has established a differentiated growth strategy and entrepreneurial culture that is focused on serving customers, partnering with suppliers, and attracting the industry’s best talent. SRS Distribution, a wholly owned subsidiary of The Home Depot, currently operates under a family of distinct local brands encompassing more than 800 locations across 48 states. For more information, visit www.srsdistribution.com.

Additional Information

Under the terms of the acquisition agreement, Gold Acquisition Sub, Inc., a subsidiary of The Home Depot, Inc. and SRS Distribution, Inc., will commence a cash tender offer to purchase all of the outstanding shares of GMS’ common stock. This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any common stock of GMS or any other securities. On the commencement date of the tender offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the United States Securities and Exchange Commission (the “SEC”) by The Home Depot, Inc. and Gold Acquisition Sub, Inc., and a solicitation/recommendation statement on Schedule 14D-9 will be filed with the SEC by GMS. The offer to purchase common stock of GMS will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WILL CONTAIN IMPORTANT INFORMATION. STOCKHOLDERS OF GMS ARE URGED TO READ THESE DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT SUCH STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SHARES. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the information agent for the tender offer that will be named in the tender offer statement on Schedule TO. Copies of the documents filed with the SEC by GMS, including the solicitation/recommendation statement on Schedule 14D-9, will be available free of charge on GMS’ internet website at https://investor.gms.com.

Forward-Looking Statements

This document, including the exhibits attached hereto and incorporated herein, contains forward-looking statements. Any statements that are not statements of historical fact are forward-looking statements. Generally, these statements may be identified by the use of words such as “expect,” “intend,” “anticipate,” “believe,” “estimate,” “potential,” “should” or similar words. These forward-looking statements are based on a number of assumptions that could ultimately prove inaccurate. Forward-looking statements made herein with respect to the tender offer, the acquisition and related transactions, including, for example, the timing of the completion of the acquisition and the potential benefits of the acquisition, reflect the current analysis of existing information and are subject to various risks and uncertainties. As a result, caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, GMS’ actual results may differ materially from its expectations or projections. The following factors, among others, could cause actual plans and results to differ materially from those described in forward-looking statements: (i) uncertainties as to the timing of the tender offer and the acquisition; (ii) uncertainties as to how many GMS stockholders will tender their shares in the tender offer; (iii) the possibility that competing acquisition proposals will be made; (iv) the possibility that GMS will terminate the acquisition agreement to enter into an alternative transaction; (v) the possibility that various closing conditions for the transactions contemplated by the acquisition agreement may not be satisfied or waived; (vi) the risk that the acquisition agreement may be terminated in circumstances requiring GMS to pay a termination fee; (vii) the potential impact of the announcement or consummation of the proposed transactions on GMS’ relationships, including with employees, suppliers and customers; and (viii) the other factors and financial, operational and legal risks or uncertainties described in GMS’ public filings with the SEC, including the “Risk Factors” section of GMS’ Annual Report on Form 10-K for the fiscal year ended April 30, 2025, as well as the tender offer materials filed and to be filed by The Home Depot, Inc. and Gold Acquisition Sub, Inc. in connection with the tender offer and the solicitation/recommendation statement to be filed by GMS. GMS disclaims any obligation or undertaking to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investors:

Carey Phelps

770-723-3369

ir@gms.com

Media:

Matt Sherman / Leigh Parrish

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449